Exhibit 99.1
Mike Spencer
Salesforce
Investor Relations
investor@salesforce.com

Carolyn Guss
Salesforce
Public Relations
pr@salesforce.com

Salesforce Announces New FY30 Revenue Target of $60B+, 10% organic FY26-FY30 CAGR
SAN FRANCISCO—October 15, 2025—Salesforce (NYSE: CRM), the world’s #1 AI CRM, today announced a new long-term revenue target of $60B+ by fiscal year (FY) 2030, excluding Informatica. This implies a 10%+ organic FY26 to FY30 compounded annual growth rate (CAGR). Additionally, Salesforce announced a new long-term Profitable Growth Framework, 50 by FY30, through which the company aims to have the sum of subscription and support constant currency growth rate and non-GAAP operating margin total 50 by the end of FY30.
During its Investor Day at Dreamforce, the company detailed its path to delivering sustained double-digit revenue growth leveraging its Profitable Growth Framework, product innovation, and a world-class go-to-market model, which includes scaling its sales capacity efficiently and reimagining its customer success motion to drive consumption and Net New AOV.
Salesforce is already seeing strong momentum with its Data and AI offering, which reached $1.2 billion in Q2, growing 120% year-over-year. The company disclosed for the first time that, combined with Agentforce, its total agentic AI annual recurring revenue (ARR) in Q2 was approximately $440 million. With more than 12,000 customers of every size and industry adopting Agentforce, Salesforce sees the path for a potential 3x to 4x ARR uplift for customers who expand agentic AI across their business.
“We’re leading the next great transformation in business — the era of the Agentic Enterprise — where AI elevates human potential and accelerates growth,” said Marc Benioff, Chair and CEO of Salesforce. “Agentforce is at the center of this shift — our fastest-growing organic product ever — driving success for Dell, FedEx, Pandora, PepsiCo, Williams-Sonoma, Inc. and thousands more companies. Together with our customers, we’re redefining the future of enterprise software — with humans and agents working together to achieve unprecedented levels of productivity, efficiency, and innovation.”
“We have the right strategy, products, and operating model to deliver exceptional growth, customer success, and shareholder returns,” said Robin Washington, Chief Financial and Operating Officer, Salesforce. “Our platform was built for this moment — the result of over $10 billion in focused, organic R&D spend since the start of FY24. Seeing this innovation translate into real customer success directly fuels our confidence in delivering sustained double-digit growth and achieving our long-term profitability targets.”

About Salesforce
Salesforce helps organizations of any size become agentic enterprises — integrating humans, agents, apps, and data on a trusted, unified platform to unlock unprecedented growth and innovation. Visit www.salesforce.com for more information.
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